Exhibit 99.9

NOTICE TO READER

As of September 30, 2019, Canopy Growth Corporation (the “Company”) determined that it no longer qualified as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act of 1933. This means that as of April 1, 2020, the Company has been required to comply with all of the periodic disclosure requirements of the Securities Exchange Act of 1934 applicable to U.S. domestic issues, such as Forms 10-K, 10-Q and 8-K, rather than the forms the Company has filed with the Securities and Exchange Commission (“SEC”) in the past as a foreign private issuer, such as Forms 40-F and 6-K.

Accordingly, the Company is now required to prepare its financial statements filed with the SEC in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). As required pursuant to section 4.3(4) of National Instrument 51-102 – Continuous Disclosure Obligations, the Company must restate its interim financial reports for the fiscal year ended March 31, 2020 in accordance with U.S. GAAP, such interim financial reports having previously been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The attached amended and restated condensed interim consolidated financial statements (the “Financial Statements”) for the three and nine months ended December 31, 2019 and 2018 have been prepared in accordance with U.S. GAAP, are current as of February 14, 2020 and provide financial information for the three and nine months ended December 31, 2019, as amended and restated on July 10, 2020. Other than as expressly set forth above, the revised Financial Statements do not, and do not purport to, update or restate the information in the original condensed interim consolidated financial statements or reflect any events that occurred after the date of the filing of the original condensed interim consolidated financial statements.

The Company’s Annual Report on Form 10-K (the “Annual Report”) dated June 1, 2020 is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Readers are cautioned that these Financial Statements should be read in conjunction with the Annual Report, including the consolidated financial statements and the related notes thereto included in Item 8 thereof.

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(IN CANADIAN DOLLARS)

CANOPY GROWTH CORPORATION

TABLE OF CONTENTS

Condensed interim consolidated balance sheets	1
Condensed interim consolidated statements of operations and comprehensive (loss) income	2
Condensed interim consolidated statements of changes in shareholders’ equity	3
Condensed interim consolidated statements of cash flows	4
Notes to the condensed interim consolidated financial statements	5-32

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

UNAUDITED

		December 31,	March 31,
(Expressed in CDN $000’s)	Notes	2019	2019
Assets
Current assets
Cash and cash equivalents	3	$1,561,664	$2,480,830
Short-term investments	4	705,921	2,034,133
Restricted short-term investments		12,468	21,432
Amounts receivable, net	5	108,822	106,974
Inventory	6	417,218	190,072
Prepaid expenses and other assets	7	102,548	85,691

		2,908,641	4,919,132
Equity method investments	8	123,077	112,385
Other financial assets	9	351,952	363,427
Property, plant and equipment	10	1,752,734	1,096,340
Intangible assets	11	607,637	558,070
Goodwill	12	2,014,500	1,489,859
Other assets		37,074	25,902

		$7,795,615	$8,565,115

Liabilities and Shareholders’ equity
Current liabilities
Accounts payable		$165,296	$188,920
Other accrued expenses and liabilities	13	59,885	37,613
Current portion of long-term debt	14	21,652	103,716
Other liabilities	15	185,206	81,414

		432,039	411,663
Long-term debt	14	536,107	842,259
Deferred income tax liabilities	24	96,623	105,081
Warrant derivative liability	26	368,382	—
Other liabilities	15	147,228	134,004

		1,580,379	1,493,007
Redeemable noncontrolling interest	16	37,600	6,400
Canopy Growth Corporation shareholders’ equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 349,365,307 shares and 337,510,408 shares, respectively	17	6,362,247	6,029,222
Additional paid-in capital		2,576,155	1,592,024
Accumulated other comprehensive income (loss)	19	12,590	(5,905)
Deficit		(3,020,215)	(835,118)

Total Canopy Growth Corporation shareholder’s equity		5,930,777	6,780,223

Noncontrolling interests	20	246,859	285,485

Total shareholders’ equity		6,177,636	7,065,708

Total liabilities and shareholders’ equity		$7,795,615	$8,565,115

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

UNAUDITED

		Three months ended		Nine months ended
		December 31,	December 31,	December 31,	December 31,
(Expressed in CDN $000’s except share amounts)	Notes	2019	2018	2019	2018
Revenue	22	$135,546	$97,703	$324,558	$146,946
Excise taxes	22	11,782	14,655	33,699	14,655

Net revenue	22	123,764	83,048	290,859	132,291
Cost of goods sold		85,556	63,976	230,718	125,091

Gross margin		38,208	19,072	60,141	7,200

Selling, general and administrative expenses		168,910	109,211	496,158	239,186
Share-based compensation		61,679	70,711	241,922	182,833

Total operating expenses		230,589	179,922	738,080	422,019

Operating loss		(192,381)	(160,850)	(677,939)	(414,819)

Loss from equity method investments	8	(2,664)	(2,089)	(6,668)	(9,021)
Other income, net	23	57,963	198,858	600,624	54,542

(Loss) income before income taxes		(137,082)	35,919	(83,983)	(369,298)

Income tax recovery	24	27,448	3,275	22,948	4,765

Net (loss) income		$(109,634)	$39,194	$(61,035)	$(364,533)

Net loss attributable to noncontrolling interests and redeemable noncontrolling interest		(18,280)	(11,542)	(42,730)	(7,768)

Net (loss) income attributable to Canopy Growth Corporation		$(91,354)	$50,736	$(18,305)	$(356,765)

Basic loss per share		$(0.26)	$0.17	$(0.05)	$(1.48)
Basic weighted average common shares outstanding		348,530,622	303,281,549	346,877,660	241,806,351
Diluted loss per share		$(0.26)	$(0.44)	$(0.05)	$(1.48)
Diluted weighted average common shares outstanding		348,530,622	315,974,639	346,877,660	241,806,351
Comprehensive (loss) income:
Net (loss) income		(109,634)	39,194	(61,035)	(364,533)

Fair value changes of own credit risk of financial liabilities		32,830	12,510	69,490	(62,520)
Foreign currency translation		1,122	114,153	(50,995)	109,447
Fair value changes on available for sale assets

Total other comprehensive income, net of income tax effect		33,952	126,663	18,495	46,927

Comprehensive (loss) income		(75,682)	165,857	(42,540)	(317,606)

Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interest		(18,280)	(11,542)	(42,730)	(7,768)

Comprehensive (loss) income attributable to Canopy Growth Corporation		(57,402)	177,399	190	(309,838)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

UNAUDITED

			Additional paid-in capital
(Expressed in CDN $000’s except share amounts)	Note	Common shares	Share- based reserve	Warrants	Ownership changes	Redeemable noncontrolling interest	Accumulated other comprehensive income (loss)	Deficit	Noncontrolling interests	Total
Balance at March 31, 2018		$1,079,442	$57,982	$70,455	$(1,019)	$(64,745)	$35,408	$(132,904)	$85,732	$1,130,351
Equity financings and private placements, net of costs		3,558,640	—	1,501,760	—	—	—	—	—	5,060,400
Cumulative effect from adoption of ASU 2016-1		—	—	—	—	—	(34,800)	34,800	—	—
Other issuances of common shares and warrants		1,215,541	250,272	—	(427,843)	—	—	—	331	1,038,301
Exercise of warrants		31,493	—	(12,809)	—	—	—	—	—	18,684
Exercise of Omnibus Plan stock options		63,012	(34,282)	—	—	—	—	—	—	28,730
Share-based compensation		—	171,941	—	—	—	—	—	—	171,941
Issuance of replacement equity instruments		—	22,686	30,611	—	—	—	—	—	53,297
Issuance and vesting of restricted share units		2,191	56	—	—	—	—	—	—	2,247
Changes in redeemable noncontrolling interest		—	—	—	—	(24,733)	—	—	3,683	(21,050)
Ownership changes relating to noncontrolling interests		—	—	—	9,393	—	—	(769)	117,628	126,252
Comprehensive (loss) income		—	—	—	—	—	46,927	(356,765)	(7,768)	(317,606)

Balance at December 31, 2018		$5,950,319	$468,655	$1,590,017	$(419,469)	$(89,478)	$47,535	$(455,638)	$199,606	$7,291,547

Balance at March 31, 2019		$6,029,222	$505,172	$1,589,925	$(500,963)	$(2,110)	$(5,905)	$(835,118)	$285,485	$7,065,708
Other issuances of common shares and warrants	17	266,462	(266,711)	359	—	—	—	—	—	110
Exercise of warrants	17	932	—	(486)	—	—	—	—	—	446
Exercise of Omnibus Plan stock options	18	64,342	(25,193)	—	—	—	—	—	—	39,149
Share-based compensation	18	—	235,493	—	—	—	—	—	—	235,493
Issuance of replacement equity instruments		—	1,885	—	—	—	—	—	—	1,885
Issuance and vesting of restricted share units		1,289	(1,289)	—	—	—	—	—	—	—
Acreage warrant modification	26	—	—	1,049,153	—	—	—	(2,166,792)	—	(1,117,639)
Changes in redeemable noncontrolling interest		—	—	—	—	(8,924)	—	—	(3,543)	(12,467)
Ownership changes relating to noncontrolling interests	20	—	—	—	(156)	—	—	—	7,647	7,491
Comprehensive (loss) income		—	—	—	—	—	18,495	(18,305)	(42,730)	(42,540)

Balance at December 31, 2019		$6,362,247	$449,357	$2,638,951	$(501,119)	$(11,034)	$12,590	$(3,020,215)	$246,859	$6,177,636

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

UNAUDITED

			December 31,	December 31,
(Expressed in CDN $000’s)	Notes		2019	2018
Cash flows from operating activities
Net loss			$(61,035)	$(364,533)
Adjustments for:
Depreciation of property, plant and equipment			49,582	15,703
Amortization of intangible assets			26,650	7,869
Share of loss on equity investments	8		6,668	9,021
Share-based compensation	18		241,922	194,686
Income tax recovery	24		(22,948)	(4,765)
Non-cash foreign currency			(3,945)	1,394
Interest paid			(13,738)	—
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable			13,749	(56,137)
Prepaid expenses and other assets			(6,214)	(22,007)
Inventory			(240,555)	(74,449)
Accounts payable and accrued liabilities			(11,559)	57,362
Other, including non-cash fair value adjustments			(540,573)	(59,043)

Net cash used in operating activities			(561,996)	(294,899)

Cash flows from investing activities
Purchases of and deposits on property, plant and equipment			(610,858)	(495,236)
Purchases of intangible assets			(13,724)	(40,141)
Redemption (purchase) of short-term investments			1,324,682	(802,247)
Investments in equity method investees	8		(4,719)	(27,201)
Investments in other financial assets	9		(46,647)	(74,071)
Investment in Acreage Arrangement	9, 26		(395,190)	—
Change in acquisition related liabilities			(29,837)	—
Net cash outflow on acquisition of NCI			—	(1,996)
Net cash outflow on acquisition of subsidiaries	25		(505,156)	(344,471)

Net cash used in investing activities			(281,449)	(1,785,363)

Cash flows from financing activities:
Proceeds from issuance of common shares and warrants			—	5,072,500
Payment of share issue costs	17		(245)	(18,617)
Proceeds from issuance of shares by Canopy Rivers			1,062	91,218
Proceeds from exercise of stock options	18		39,149	28,730
Proceeds from exercise of warrants	17		446	18,684
Issuance of long-term debt	14		10,268	600,000
Payment of debt issue costs	14	(i)	—	(16,380)
Payment of interest on long-term debt			—	—
Repayment of long-term debt			(122,036)	(6,227)

Net cash (used) provided by financing activities			(71,356)	5,769,908

Effect of exchange rate changes on cash and cash equivalents			(4,365)	103,664

Net cash (outflow) inflow			(919,166)	3,793,310
Cash and cash equivalents, beginning of period			2,480,830	322,560

Cash and cash equivalents, end of period			$1,561,664	$4,115,870

Supplemental disclosure of cash flow information
Cash paid during the year:
Income Taxes			3,220	—
Noncash investing and financing activities
Additions to property, plant and equipment			66,402	98,043

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

1.	DESCRIPTION OF BUSINESS

Canopy Growth Corporation is a publicly traded corporation, incorporated in Canada, with its head office located at 1 Hershey Drive, Smiths Falls, Ontario with its common shares listed on the TSX, under the trading symbol “WEED” and as of May 24, 2018 on the NYSE, under the trading symbol “CGC”. References in these condensed interim consolidated financial statements to “Canopy Growth” or “the Company” refer to Canopy Growth Corporation and its subsidiaries.

The principal activities of the Company are the production, distribution and sale of cannabis as regulated by the Access to Cannabis for Medical Purposes Regulations (“ACMPR”) in Canada, up to and including October 16, 2018. On October 17, 2018, the ACMPR was superseded by The Cannabis Act which regulates the production, distribution, and possession of cannabis for both medical and adult recreational access in Canada. The Company is also expanding to jurisdictions outside of Canada where federally lawful and regulated for cannabis and/or hemp including subsidiaries which operate in the United States, Europe, Latin America and the Caribbean, Asia / Pacific, and Africa. Through its partially owned subsidiary Canopy Rivers Inc. (“Canopy Rivers”), the Company also provides growth capital and a strategic support platform that pursues investment opportunities in the global cannabis sector, where federally lawful.

2.	BASIS OF PRESENTATION

These condensed interim consolidated financial statements have been presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Canopy Growth has determined that the Canadian dollar is the most relevant and appropriate reporting currency as, despite continuing shifts in the relative size of our operations across multiple geographies, the majority of our operations are conducted in Canadian dollars and our financial results are prepared and reviewed internally by management in Canadian dollars. Our condensed interim consolidated financial statements, and the financial information contained herein, are reported in thousands of Canadian dollars, except share and per share amounts or as otherwise stated.

Certain information and footnote disclosures normally included in the audited annual consolidated financial statements prepared in accordance with U.S. GAAP have been omitted or condensed. These condensed interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2020 (the “Annual Consolidated Financial Statements”), and have been prepared on a basis consistent with the accounting policies as described in the Annual Consolidated Financial Statements.

These condensed interim consolidated financial statements are unaudited and reflect adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods in accordance with U.S. GAAP.

The results reported in these condensed interim consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for an entire fiscal year. The policies set out below are consistently applied to all periods presented, unless otherwise noted.

(i) Principles of consolidation

The accompanying condensed interim consolidated financial statements include the accounts of the Company and all entities in which the Company either has a controlling voting interest or is the primary beneficiary of a variable interest entity. All intercompany accounts and transactions have been eliminated on consolidation. Information on the Company’s subsidiaries with non-controlling interests is included in Note 20.

(ii) Variable interest entities

A variable interest entity (“VIE”) is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Under Accounting Standards

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Codification (“ASC”) 810 – Consolidations, where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.

(iii) Equity method investments

Investments accounted for using the equity method include those investments where the Company (i) can exercise significant influence over the other entity and (ii) holds common stock and/or in-substance common stock of the other entity. Under the equity method, investments are carried at cost, and subsequently adjusted for the Company’s share of net income (loss), comprehensive income (loss) and distributions received from the investee. If the current fair value of an investment falls below its carrying amount, this may indicate that an impairment loss should be recorded. Any impairment losses recognized are not reversed in subsequent periods. Refer to Note 8 for additional information on the Company’s investments accounted for using the equity method.

(iv) Use of estimates

The preparation of these condensed interim consolidated financial statements and accompanying notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

(v) New accounting policies

(a) Recently adopted accounting pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition and measurement of leases, ASC 842 - Leases. Under this guidance, a lessee recognizes assets and liabilities on its balance sheet for most leases. Lease expense continues to be consistent with previous guidance. Additionally, this guidance requires enhanced disclosures regarding the amount, timing, and uncertainty of cash flows arising from leasing arrangements.

The Company adopted the guidance on April 1, 2019, using the modified retrospective approach and, accordingly, prior period balances and disclosures have not been restated. The Company elected the package of transition practical expedients for expired or existing contracts, which retains prior conclusions reached on lease identification, classification, and initial direct costs incurred.

The adoption of this guidance resulted in the recognition of operating lease right-of-use assets of $99,880, net of lease provisions of $10,703 and $110,583 of lease liabilities, with a $nil impact on deficit. The transition to ASC 842 did not have a material impact on the Company’s results of operations or liquidity. When measuring lease liabilities, the Company used its incremental borrowing rate of April 1, 2019 of 4.5%. Further information is disclosed in Note 27.

Revenues

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which provides a single comprehensive model for accounting for revenue from contracts with customers and supersedes nearly all previously existing revenue recognition guidance. The core principle of ASU 2014-09 is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Canopy Growth adopted the new standard as of April 1, 2018. There was no impact of adopting ASU 2014-09 on the condensed interim consolidated financial statements.

Financial Instruments

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities, which provides new guidance for the recognition, measurement, presentation, and disclosure of financial assets and liabilities. Canopy Growth adopted the standard on April 1, 2018. Under the new standard, changes in the fair value of equity investments with readily determinable fair values are recorded in other (income) expense, net within the condensed interim consolidated statement of operations. Previously, such fair value changes were recorded in other comprehensive income (loss). The impact of this transition is a cumulative-effect adjustment to deficit of $34,800.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Canopy Growth has elected to continue to measure its equity investments without readily determinable fair values at fair value. Changes in the measurement of these investments will continue to be recorded in other (income) expense, net within the condensed interim consolidated statement of operations.

Income taxes

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”), which requires the recognition of the income tax effects of intercompany sales and transfers of assets, other than inventory, in the period in which the transfer occurs. Canopy Growth adopted the standard on April 1, 2018, using a modified retrospective approach. There was minimal impact of adopting ASU 2016-16 on the condensed interim consolidated financial statements.

(b) Accounting guidance not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require financial institutions and other organizations to use forward-looking information to better formulate their credit loss estimates. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is evaluating the impact on the consolidated financial statements and expects to implement the provisions of ASU 2016-13 effective April 1, 2020.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820) (“ASU 2018-13”). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact on the consolidated financial statements and expects to implement the provisions of ASU 2018-13 effective April 1, 2020.

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents are disaggregated as follows:

	December 31,	March 31,
	2019	2019
Cash	$1,020,869	$1,703,550
Cash equivalents	540,795	777,280

Total cash and cash equivalents	$1,561,664	$2,480,830

4.	SHORT-TERM INVESTMENTS

The components of short-term investments are as follows:

	December 31,	March 31,
	2019	2019
Term deposits	$370,000	$1,600
U.S. government securities	90,063	1,663,245
Canadian government securities	115,646	369,288
U.S. commercial paper and other	130,212	—

Total short-term investments	$705,921	$2,034,133

The amortized cost of short-term investments at December 31, 2019 is $705,902 (March 31, 2019—$2,032,770).

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

5.	AMOUNTS RECEIVABLE, NET

Amounts receivable, net is comprised of:

	December 31,	March 31,
	2019	2019
Accounts receivable	$49,683	$61,830
Indirect taxes receivable	45,973	27,805
Interest receivable	8,449	7,193
Other receivables	4,717	10,146

Total amounts receivable	$108,822	$106,974

Included in the amounts receivable, net balance at December 31, 2019 is an allowance for doubtful accounts of $552 (March 31, 2019—$635).

6.	INVENTORY

Inventory is comprised of the following items:

	December 31,	March 31,
	2019	2019
Raw materials	$36,507	$845
Work-in-process	284,906	109,672
Finished goods	57,483	30,054
Supplies and consumables	38,322	49,501

Total inventory	$417,218	$190,072

The Company recorded write-downs related to inventory in the three and nine months ended December 31, 2019 of $6,018 and $32,554, respectively.

7.	PREPAID EXPENSES AND OTHER ASSETS

The Company’s prepaid expenses and other assets consists of the following:

	December 31,	March 31,
	2019	2019
Prepaid expenses	$34,335	$26,339
Deposits	9,975	29,138
Prepaid inventory	27,354	21,267
Other assets	30,884	8,947

Total prepaid expenses and other assets	$102,548	$85,691

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

8.	EQUITY METHOD INVESTMENTS

The following table outlines changes in the investments in associates that are accounted for using the equity method. Where the Company does not have the same reporting date as its investees, the Company will account for its investments one quarter in arrears. Accordingly, certain of the figures in the following table, including the Company’s share of the investee’s net income (loss), are based on the investees’ results for the period ended September 30, 2019, with adjustments for any significant transactions.

			Balance at		Share		Balance at
		Participating	March 31,		of net	Derecognition	December 31,
Entity	Instrument	share	2019	Additions	loss	of investment	2019
PharmHouse	Shares	49.0%	$39,278	$—	$(1,238)	$—	$38,040
Agripharm	Shares	40.0%	36,127	—	(1,964)	—	34,163
More Life	Shares	40.0%	—	25,200	—	—	25,200
CanapaR	Shares	49.1%	18,062	—	(1,253)	—	16,809
Beckley Canopy Therapeutics[1]	Shares	46.8%	11,653	—	(385)	(11,268)	—
Other[1]	Shares	18.2% to 66.7%	7,265	4,617	(1,828)	(1,189)	8,865

			$112,385	$29,817	$(6,668)	$(12,457)	$123,077

[1]	On October 11, 2019 Canopy Growth acquired all of its unowned interest in Beckley Canopy Therapeutics and Spectrum Biomedical UK, see note 25(a)(iv).

Investment in More Life

On November 7, 2019, the Company entered into agreements with certain entities that are controlled by Aubrey “Drake” Graham to launch the More Life Growth Company (“More Life”). Under the agreements Canopy Growth will sell 100% of the shares of 1955625 Ontario Inc., a wholly owned subsidiary of Canopy Growth that holds the Health Canada license for a facility located in Scarborough, Ontario to More Life (“More Life Facility”) in exchange for a 40% interest in More Life. Certain entities that are controlled by Drake will hold a 60% ownership interest.

As consideration for the 60% interest in More Life , certain entities that are controlled by Drake have granted More Life the right to exclusively exploit certain intellectual property and brands in association with the growth, manufacture, production, marketing and sale of cannabis and cannabis-related products, accessories, merchandise and paraphernalia in Canada and internationally. The maintenance of the non-Canada rights after 18 months is contingent upon certain performance criteria of More Life. More Life has sublicensed such rights in Canada to Canopy Growth in exchange for royalty payments. On the transaction date Canopy Growth recorded an intangible asset equal to the present value of the agreed minimum royalty payments. The intangible asset will be amortized over its estimated useful life.

Following this transaction, the Company no longer controls 1955625 Ontario Inc. and the Company derecognized the assets and liabilities of 1955625 Ontario Inc. from its consolidated financial statements at their carrying amounts. Management has concluded that the subsidiary does not meet the definition of an operation and no goodwill was allocated. The derecognized assets and liabilities on November 7, 2019, were as follows:

Cash	$100
Intangible assets	2,810

Net assets disposed	$2,910

Fair value of retained interest	25,200

Gain on disposal of consolidated entity	$22,290

The gain calculated on the derecognition of 1955625 Ontario Inc.’s assets and liabilities is the difference between the carrying amounts of the derecognized assets and liabilities of 1955625 Ontario Inc. and the fair value of the consideration received, being the fair value of the Company’s interest in More Life. The fair value of this interest was estimated on the transaction date to be $25,200 which was determined using a discounted cash flow approach. The most significant inputs to the fair value measurement are the discount rate and expectations about future royalties.

Through its ownership and other rights, the Company has significant influence over More Life and will account for its interest in More Life using the equity method of accounting. The investment will initially be recognized at

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

its fair value and adjusted thereafter to recognize the Company’s share of net income or loss and other comprehensive income or loss. The Company will record its share of net income or loss one quarter in arrears with adjustments for any significant transactions. The accounting for More Life has only been provisionally determined at the end of the reporting period. To the extent that there are differences between the fair value of the assets and liabilities of More Life and the book value of these assets and liabilities that would impact earnings the Company will account for these differences in its equity earnings in the investee.

Canopy Growth and certain entities controlled by Drake have entered into an operating agreement which governs the operations of the More Life Facility. Under this agreement Canopy Growth will continue to provide all of the day-to-day operations and maintenance of the More Life Facility and will retain all of the rights to distribute the product that is cultivated at the More Life Facility in exchange for the payment of an additional royalty to More Life on the sales of cannabis produced at the More Life Facility. The term of the Operating Agreement is five years plus two five subsequent year renewals at Canopy’s option, provided that the Canopy Sub-License Term is also extended for such periods. Since Canopy Growth controls the facility and the biological assets and inventory grown at that facility, the property, plant and equipment at the facility and the related inventory will be recorded as assets of Canopy Growth.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

9.	OTHER FINANCIAL ASSETS

The following tables outlines changes in Other financial assets. Additional details on how the fair value of significant investments is calculated are included in Note 21.

								Exercise of
								options /
				Balance at				disposal	Balance at
				March 31,			Interest	of shares /	December 31,
Entity	Instrument	Note		2019	Additions	FVTPL	income	repayments	2019
Acreage	Option	26		$—	$395,190	$(265,190)	$—	$—	$130,000
TerrAscend	Exchangeable shares			160,000	—	(102,000)	—	—	58,000
PharmHouse	Loan receivable			40,000	—	—	—	—	40,000
Agripharm	Royalty interest			10,254	8,000	108	—	—	18,362
ZeaKal	Shares	9	(ii)	—	13,487	(500)	—	—	12,987
Greenhouse	Convertible debenture			5,944	3,000	1,862	—	—	10,806
TerrAscend Canada	Term loan / debenture	9	(i)	—	10,853	(66)	—	—	10,787
SLANG	Warrants			44,000	—	(35,000)	—	—	9,000
Good Leaf	Shares			4,611	—	—	—	—	4,611
Other - classified as fair value through net income (loss)	Various	9	(iii)	49,922	9,307	(29,263)	—	(6,840)	23,126
Other - elected as fair value through net income (loss)	Various			46,847	1,394	(23,263)	—	(3,635)	21,343
Other - classified as held for investment	Loan receivable			1,849	11,120	—	155	(194)	12,930

				$363,427	$452,351	$(453,312)	$155	$(10,669)	$351,952

(i) TerrAscend Canada Inc. (“TerrAscend Canada”)

On October 2, 2019, Canopy Rivers completed a $13,243 (US$10,000) investment in TerrAscend Canada, a wholly-owned subsidiary of TerrAscend Corp. (“TerrAscend”). The investment included a term loan with a fair value of $10,853 and warrants with a fair value of $2,390.

(ii) Zeakal, Inc. (“Zeakal”)

On June 14, 2019, Canopy Rivers acquired 248,473 preferred shares of Zeakal, a California-based plant science company, for $13,487 which represents a 9% equity interest on a fully diluted basis.

(iii) AusCann Group Holdings (“AusCann”)

On October 15, 2019, the Company sold its shares in AusCann.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

10.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment are as follows:

	December 31,	March 31,
	2019	2019
Buildings and greenhouses	$768,104	$361,958
Production and warehouse equipment	239,086	175,325
Leasehold improvements	57,194	32,264
Land	61,926	37,681
Office and lab equipment	28,169	23,495
Computer equipment	23,045	19,228
Right-of-use assets
Buildings and greenhouses	109,218	—
Production and warehouse equipment	927	—
Assets in process	568,507	491,722

	1,856,176	1,141,673
Less: Accumulated depreciation	(103,442)	(45,333)

Total	$1,752,734	$1,096,340

Depreciation expense included in cost of goods sold for the three and nine months ended December 31, 2019 is $13,568 and $35,023, respectively (three and nine months ended December 31, 2018 – $4,712 and $13,638, respectively). Depreciation expense included in selling, general and administrative expenses for the three and nine months ended December 31, 2019 is $6,201 and $14,559, respectively (three and nine months ended December 31, 2018 – $545 and $2,065, respectively).

11.	INTANGIBLE ASSETS

The components of intangible assets are as follows:

	December 31, 2019		March 31, 2019
	Gross	Net	Gross	Net
	Carrying	Carrying	Carrying	Carrying
	Amount	Amount	Amount	Amount
Finite lived intangible assets
Licensed brands	$95,178	$89,746	$57,802	$57,678
Distribution channel	42,567	19,313	42,400	25,297
Health Canada and operating licenses	104,679	99,313	104,608	99,587
Intellectual property	176,886	160,716	153,797	149,360
Software and domain names	14,538	9,465	9,701	6,819
Amortizable intangibles in process	14,238	14,236	4,122	4,046

Total	448,086	392,789	372,430	342,787

Indefinite lived intangible assets
Operating licenses		151,509		151,509
Acquired brands		63,339		63,774

Total intangible assets		$607,637		$558,070

Amortization expense included in cost of goods sold for the three and nine months ended December 31, 2019 is $71 and $109, respectively (three and nine months ended December 31, 2018 – $nil and $35, respectively). Amortization expense included in selling, general and administrative expenses for the three and nine months

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

ended December 31, 2019 is $10,624 and $26,541, respectively (three and nine months ended December 31, 2018 – $2,633 and $7,834, respectively).

12.	GOODWILL

The net change in goodwill is as follows:

	Note
As at March 31, 2018			$277,445

Purchase accounting allocations			1,215,750
Foreign currency translation adjustments			(3,336)

As at March 31, 2019			1,489,859

Purchase accounting allocations	25	(a)	566,496
Finalization of S&B purchase price allocation	25	(b)	(24,990)
Foreign currency translation adjustments			(16,865)

As at December 31, 2019			$2,014,500

13.	OTHER ACCRUED EXPENSES AND LIABILITIES

The components of other accrued expenses and liabilities are as follows:

	December 31,	March 31,
	2019	2019
Property, plant and equipment	$9,463	$8,013
Professional fees	1,815	2,059
Employee compensation	32,414	20,577
Other	16,193	6,964

	$59,885	$37,613

14.	DEBT

The components of debt are as follows:

		December 31,	March 31,
	Maturity Date	2019	2019
Convertible senior notes at 4.25% interest with semi-annual interest payments	July 15, 2023
Principal amount		$600,000	$600,000
Accrued interest		11,898	5,454
Non-credit risk fair value adjustment (FVTPL)		(38,640)	183,120
Credit risk fair value adjustment (FVOCI)		(30,360)	47,130

		542,898	835,704
Term loan facility advanced in the form of a prime rate operating loan		$—	$95,000
Transferred receivables, bearing an interest rate of EURIBOR plus 0.850%		4,069	—
Other revolving debt facility, loan, and financings		10,792	15,271

		557,759	945,975
Less: current portion		(21,652)	(103,716)

Long-term portion		$536,107	$842,259

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

(i) Convertible senior notes

On June 20, 2018, the Company issued convertible senior notes (“the notes”) with an aggregate principal amount of $600,000. The notes are subordinated in right of payment to any existing and future senior indebtedness, including indebtedness under the revolving credit facility. The notes will rank senior in right of payment to any future subordinated borrowings.

Holders of the notes have the right to exercise the conversion option at a rate of 20.7577 common shares for every $1 of principal amount of notes from September 30, 2018 to January 15, 2023, if (i) the market price of the Company common shares for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day, (ii) during the 5 business day period after any consecutive 5 trading day period (the “measurement period”) in which the trading price per $1 principal amount of the notes for each trading day in the measurement period was less than 98% of the product of the last reported sales price of the Company’s common shares and the conversion rate on each such trading day, (iii) the notes are called for redemption or (iv) upon occurrence of certain corporate events (“Fundamental Change”).

The Company may also redeem the notes if certain tax laws related to Canadian withholding tax change subject to certain further conditions. The redemption of the notes shall be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

Interest paid during the three and nine months ended December 31, 2019 was $nil and $12,750, respectively (three and nine months ended December 31, 2018 was $nil).

(ii) Alberta Treasury Board (“ATB”) financing

On June 14, 2019, the Company repaid its ATB term loan facility. A payment of $95,180 was made to settle the loan balance which included interest of $180.

(iii) Transferred receivables

The carrying amounts of the transferred receivables include receivables which are subject to a factoring arrangement. Under this arrangement, C3 has transferred the relevant receivables to PB Factoring GmbH in exchange for cash. The transferred receivables to PB Factoring GmbH is $4,521 and the associated secured borrowing is $4,069.

(iv) Other revolving debt facility, loans, and financings

The revolving debt facility is secured by a first charge on the properties in Niagara-on-the-Lake, Ontario, a corporate guarantee from the Company, and a general corporate security agreement.

15.	OTHER LIABILITIES

The components of other liabilities are as follows:

			December 31, 2019			March 31, 2019
	Notes		Current	Long-term	Total	Current	Long-term	Total
Acquisition consideration related liabilities			$95,447	$13,476	$108,923	$22,176	$87,747	$109,923
Lease liabilities	27		49,128	64,372	113,500	—	—	—
Minimum royalty obligations			5,088	55,473	60,561	3,445	24,392	27,837
Due to former shareholders of Storz & Bickel			—	—	—	21,447	—	21,447
Refund liability	17		16,885	—	16,885	—	—	—
Settlement liability	15	(a)	5,296	9,893	15,189	11,980	16,631	28,611
Other			13,362	4,014	17,376	22,366	5,234	27,600

Total			$185,206	$147,228	$332,434	$81,414	$134,004	$215,418

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

(a) Settlement liability

During the year ended March 31, 2019, the Company reached a settlement with certain co-investors in Bedrocan Brasil S.A. and Entourage Phytolab S.A. to facilitate organizational changes to support the Company’s growth in Latin America. Under the terms of the agreement the Company agreed to make cash payments totaling $25,185 and a final payment equal to 1.2% of the fair value of the Company’s Latin American business as of June 30, 2023. The fair value of the settlement was estimated to be $28,611 and was recorded as an expense. The final payment represents a derivative liability that was initially measured at fair value with subsequent period end remeasurements of fair value recorded through net income (loss).

During the three and nine months ended December 31, 2019, payments totalling $nil and $13,908 respectively, were made, with the remaining change in liability relating to accretion expense and fair value changes.

16.	REDEEMABLE NONCONTROLLING INTEREST

The net changes in the redeemable noncontrolling interests are as follows:

	Vert Mirabel	BioSteel	Total
As at March 31, 2019	$6,400	$—	$6,400
Initial recognition of noncontrolling interest	—	18,733	18,733
Income (loss) attributable to noncontrolling interest	4,573	(889)	3,685
Adjustments to redemption amounts	1,627	7,155	8,782

As at December 31, 2019	$12,600	$25,000	$37,600

	Vert Mirabel	BC Tweed	Total
As at March 31, 2018	$4,850	$56,300	$61,150
Income (loss) attributable to noncontrolling interest	(3,683)	—	(3,683)
Adjustments to redemption amounts	8,433	16,300	24,733
Purchase of redeemable noncontrolling interest	—	(72,600)	(72,600)

As at December 31, 2018	$9,600	$—	$9,600

17.	SHARE CAPITAL

CANOPY GROWTH

Authorized

An unlimited number of common shares.

(i)	Equity financings

There were no equity financings for the nine months ended December 31, 2019.

(ii)	Other issuances of common shares

During the three and nine months ended December 31, 2019, the Company issued 665,297 and 8,172,679 (three and nine months ended December 31, 2018 – 5,551,151 and 26,045,527, respectively) shares respectively, with an increase of $21,841 and $266,462 (three and nine months ended December 31, 2018 – $248,249 and $1,216,505, respectively) in share capital.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

(iii)	Warrants

	Note	Number of whole warrants	Average exercise price	Warrant value
Balance outstanding at March 31, 2019		107,848,322	$43.80	$1,589,925

Tranche A warrant modification	26	—	—	1,049,153
Issuance of Tranche B Warrants	26	38,454,444	76.68	—
Other issuance of warrants		9,200	32.83	359
Exercise of warrants		(12,523)	35.55	(486)

Balance outstanding at December 31, 2019[1]		146,299,443	$52.44	$2,638,951

[1]	This balance excludes the Tranche C Warrants, which represent a derivative liability and have nominal value, see note 26.

CANOPY RIVERS

Authorized capital

Canopy Rivers is authorized to issue an unlimited number of common shares. There are two classes of common shares: Multiple Voting Shares and Subordinated Voting Shares. Each Multiple Voting Share is entitled to receive 20 votes, while each Subordinated Voting Share is entitled to receive one vote at all meetings of the shareholders. There is no priority or distinction between the two classes of shares in respect of their entitlement to the payment of dividends or participation on liquidation, dissolution or winding-up of the Company.

Issued and outstanding

As at December 31, 2019, Canopy Rivers had 36,468,318 Multiple Voting Shares (March 31, 2019 – 36,468,318) and 152,653,798 Subordinated Voting Shares (March 31, 2019 – 150,592,136) issued and outstanding. As at December 31, 2019, the Company held 36,468,318 Multiple Voting Shares (March 31, 2019 – 36,468,318) and 15,223,938 Subordinated Voting shares (March 31, 2019 – 15,223,938) which represented a 27.3% ownership interest in Canopy Rivers and 84.4% of the voting rights (March 31, 2019 – 27.6% and 84.6% respectively). The voting rights allow the Company to direct the relevant activities of Canopy Rivers such that the Company has control over Canopy Rivers and Canopy Rivers is consolidated in these financial statements.

Financings

There were no financings during the nine months ended December 31, 2019.

Initial financing

The 10,066,668 Subordinated Voting Shares acquired by way of share purchase loans, whereby funds were advanced to Canopy Rivers by the Company on behalf of certain employees of the Company and another individual, were initially accounted for as seed capital options and are not considered issued for accounting purposes until the loans are repaid on an individual employee/consultant basis. During the three and nine months ended December 31, 2019, share purchase loans in the amount of $2 and $50 respectively (three and nine months ended December 31, 2018 – $nil and $288 respectively) relating to Canopy Rivers shares held in trust by the Company on behalf of certain Canopy Growth employees were repaid, resulting in the release from escrow of Subordinated Voting Shares of 38,890 and 999,998 respectively (three and nine months ended December 31, 2018 – nil and 5,750,000 respectively). As at December 31, 2019, there were 2,838,894 seed capital options outstanding (March 31, 2019 – 3,838,892). Please refer to Note 18 for additional details on the seed capital options.

18.	SHARE BASED COMPENSATION

CANOPY GROWTH CORPORATION SHARE-BASED COMPENSATION PLAN

Canopy Growth’s eligible employees participate in a share-based compensation plan as noted below.

On September 15, 2017, shareholders approved an Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”) pursuant to which the Company can issue share-based long-term incentives. All directors, officers, employees and independent contractors of the Company are eligible to receive awards of common share purchase options (“Options”), restricted share units (“RSUs”), deferred share units, stock appreciation rights (“Stock Appreciation Rights”), performance awards (“Performance Awards”) or other stock based awards

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

(collectively, the “Awards”) under the Omnibus Plan. In addition, shareholders also approved the 2017 Employee Stock Purchase Plan of the Company (the “Purchase Plan”). Under the Purchase Plan, the aggregate number of common shares that may be issued is 400,000, and the maximum number of common shares which may be issued in any one fiscal year shall not exceed 200,000.

Under the Omnibus Plan, the maximum number of shares issuable from treasury pursuant to Awards shall not exceed 15% of the total outstanding shares from time to time less the number of shares issuable pursuant to all other security-based compensation arrangements of the Company. The maximum number of common shares reserved for Awards is 52,404,337 at December 31, 2019. As of December 31, 2019, the only Awards issued have been options and RSUs under the Omnibus Plan.

The Omnibus Plan is administered by the Board of Directors of the Company who establishes exercise prices, at not less than the market price at the date of grant, and expiry dates. Options under the Omnibus Plan generally remain exercisable in increments with 1/3 being exercisable on each of the first, second and third anniversaries from the date of grant, with expiry dates set at six years from issuance. The Board of Directors has the discretion to amend general vesting provisions and the term of any award, subject to limits contained in the Omnibus Plan.

The following is a summary of the changes in the Company’s Omnibus Plan employee options during the nine months ended December 31, 2019:

	Options issued	Weighted average exercise price
Balance outstanding at March 31, 2019	32,831,895	$34.10

Options granted	8,305,120	35.46
Options exercised	(3,642,733)	10.75
Options forfeited/cancelled	(3,867,648)	45.23

Balance outstanding at December 31, 2019	33,626,634	$35.68

The following is a summary of the outstanding stock options as at December 31, 2019:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Outstanding at December 31, 2019	Weighted Average Remaining Contractual Life (years)	Exercisable at December 31, 2019	Weighted Average Remaining Contractual Life (years)
$0.06 - $25.49	7,425,796	3.87	3,053,858	2.95
$25.50 - $35.00	4,758,268	4.82	683,286	4.15
$35.01 - $38.88	7,424,558	4.90	2,776,244	4.62
$38.89 - $42.84	5,859,870	4.63	2,003,936	4.50
$42.85 - $67.64	8,158,142	5.16	889,821	4.74

	33,626,634	4.68	9,407,145	4.03

At December 31, 2019, the weighted average exercise price of options outstanding and options exercisable was $35.68 and $30.56, respectively (at March 31, 2019 - $34.10 and $13.99, respectively).

For the three and nine months ended December 31, 2019, the Company recorded $57,322 and $207,301 in share-based compensation expense related to options issued to employees (for the three and nine months ended December 31, 2018 - $33,869, and $78,727) and $413 and $3,752, respectively, in share-based compensation expense related to options issued to contractors (for the three and nine months ended December 31, 2018 - $5,778 , and $8,689). The compensation expense for the nine months ended December 31, 2019, includes an amount related to 445,000 options being provided in exchange for services which are subject to performance conditions (for the nine months ended December 31, 2018 - 545,000).

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

In determining the amount of share-based compensation related to options issued during the period, the Company used the Black-Scholes option pricing model to establish the fair value of options granted during the three months ended December 31, 2019 and 2018 on their measurement date by applying the following assumptions:

	December 31, 2019	December 31, 2018
Risk-free interest rate	1.60%	1.96%
Expected life of options (years)	3 - 5	2 - 5
Expected annualized volatility	73%	77%
Expected forfeiture rate	13%	12%
Expected dividend yield	nil	nil
Black-Scholes value of each option	$14.58	$21.56

Volatility was estimated by using the historical volatility of the Company. The expected life in years represents the period of time that options granted are expected to be outstanding. The risk-free rate was based on the zero coupon Canada government bonds with a remaining term equal to the expected life of the options.

During the nine months ended December 31, 2019, 3,642,733 Omnibus Plan options were exercised ranging in price from $0.22 to $40.68 for gross proceeds of $39,149 (for the nine months ended December 31, 2018 – 4,278,671 Omnibus Plan options were exercised ranging in price from $0.56 to $29.57 for gross proceeds of $28,728).

During the three and nine months ended December 31, 2019, the Company issued nil RSUs. As at December 31, 2019, the Company had 10,264 RSUs issued and outstanding, of which 1,464 were exercisable. Included in the share-based compensation expense during the three and nine months ended December 31, 2019, was a forfeiture of 100,000 RSUs, resulting in a recovery of share-based compensation expense of $(2,552) (three and nine months ended December 31, 2018 – $nil). For the three and nine months ended December 31, 2019, the Company recorded $(2,552) and $129 respectively, in share-based compensation expense related to these RSUs (for the three and nine months ended December 31, 2018 – $400 and $3,075).

Share-based compensation expense related to acquisition milestones is comprised of:

	Three months ended		Nine months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Colombia	$3,365	$9,845	$9,765	$19,262
Canindica	1,629	6,643	7,925	36,001
Other	(78)	7,361	6,621	26,411

	$4,916	$23,849	$24,311	$81,674

During the three and nine months ended December 31, 2019, 665,297 and 1,232,148 shares, respectively (three and nine months ended December 31, 2018 – nil and 1,908,532 respectively) were released on completion of acquisition milestones. At December 31, 2019, there were up to 5,354,764 shares to be issued on the completion of acquisition and asset purchase milestones. In certain cases, the number of shares to be issued is based on the volume weighted average share price at the time the milestones are met. The number of shares has been estimated assuming the milestones were met at December 31, 2019. The number of shares excludes shares to be issued on July 4, 2023 to the previous shareholders of Spectrum Cannabis Colombia S.A.S. (“Spectrum Colombia”) and Canindica Capital Ltd. (“Canindica”) based on the fair market value of the Company’s Latin American business on that date.

During the three and nine months ended December 31, 2019, the Company recorded share-based payments of $nil (three and nine months ended December 31, 2018 – $177 and $4,763 respectively), related to shares issued for payment of royalties and sales and marketing services.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

BioSteel share-based payments

On October 1, 2019, the Company purchased 72% of the outstanding shares of BioSteel Sports Nutrition Inc. (“BioSteel”) (see Note 24(a)(iii)). BioSteel has a stock option plan (the “Plan”) under which non-transferable options to purchase common shares of BioSteel may be granted to directors, officers, employees, or independent contractors of the BioSteel. As at December 31, 2019, the Company had 1,004,000 options outstanding which vest in equal tranches over a 5 year period. In determining the amount of share-based compensation related to these options, BioSteel used the Black-Scholes option pricing model to establish the fair value of options on their measurement date. The Company recorded $247 of share-based compensation expense related to the BioSteel options during both the three and nine months ended December 31, 2019.

CANOPY RIVERS SHARE-BASED COMPENSATION PLAN

Seed Capital Options

On May 12, 2017, seed capital options were issued. These seed capital options consist of 10,066,668 Subordinated Voting Shares acquired by way of share purchase loans. Since they were issued through loans, they are not considered issued for accounting purposes until the loans are repaid. The seed capital options were measured at fair value on May 12, 2017, using a Black-Scholes option pricing model and will be expensed over their vesting period. Where there are performance conditions in addition to service requirements Canopy Rivers has estimated the number of shares it expects to vest and is amortizing the expense over the expected vesting period.

	Seed capital options issued	Seed capital loan balance
Balance outstanding at March 31, 2019	3,838,892	$192
Options exercised	(999,998)	(50)

Balance outstanding at December 31, 2019	2,838,894	$142

Canopy Rivers has a stock option plan (the “Plan”) under which non-transferable options to purchase Subordinated Voting Shares of the Company may be granted to directors, officers, employees, or independent contractors of the Company. Pursuant to the Plan, the maximum number of Subordinated Voting Shares issuable from treasury pursuant to outstanding options shall not exceed 10% of the issued and outstanding Subordinated Voting Shares. The Plan is administered by the Board who establishes exercise prices, at not less than the market price at the date of the grant, and expiry dates. Options under the Plan generally remain exercisable in increments, with one-third being exercisable on each of the first, second, and third anniversaries from the date of grant, and have expiry dates five years from the date of grant. The Board has the discretion to amend general vesting provisions and the term of any option grant, subject to limits contained in the Plan. The seed capital options are not within the scope of the Plan.

The following is a summary of the changes in Canopy Rivers’ stock options, excluding the seed capital options presented separately, during the nine months ended December 31, 2019:

	Options issued	Weighted average exercise price
Balance outstanding at March 31, 2019	12,522,255	$1.98

Options granted	1,993,000	3.46
Options exercised	(1,061,664)	0.95
Options forfeited	(155,920)	0.90

Balance outstanding at December 31, 2019	13,297,671	$2.30

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

In determining the amount of share-based compensation related to options issued during the period, Canopy Rivers used the Black-Scholes option pricing model to establish the fair value of options granted during the three months ended December 31, 2019 and 2018 on their measurement date by applying the following assumptions:

	December 31, 2019	December 31, 2018
Risk-free interest rate	1.61%	2.29%
Expected life of options (years)	3 - 4	3 - 5
Expected annualized volatility	70%	70%
Expected forfeiture rate	nil	nil
Expected dividend yield	nil	nil
Black-Scholes value of each option	$0.84	$2.06

Volatility was estimated using companies that Canopy Rivers considers comparable that have trading and volatility history prior to Canopy Rivers becoming public. The expected life in years represents the period of time that options granted are expected to be outstanding. The risk-free rate was based on zero coupon Canada government bonds with a remaining term equal to the expected life of the options.

For the three and nine months ended December 31, 2019, the Company recorded $1,333 and $6,182 respectively, (three and nine months ended December 31, 2018—$6,815 and $10,668) in share-based compensation expense related to these options and the seed capital options with a corresponding increase to non-controlling interests.

19.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income includes the following components:

	Foreign currency translation adjustments	Changes of own credit risk of financial liabilities	Accumulated other comprehensive income (loss)
Balance at March 31, 2019	$41,225	$(47,130)	$(5,905)
Other comprehensive income (loss)	(50,995)	77,490	26,495
Income tax expense	—	(8,000)	(8,000)

Balance at December 31, 2019	$(9,770)	$22,360	$12,590

	Foreign currency translation adjustments	Changes of own credit risk of financial liabilities	Fair value of other financial assets	Accumulated other comprehensive income (loss)
Balance at March 31, 2018	$608	$—	$34,800	$35,408
Cumulative effect from adoption of ASU2016-1	—	—	(34,800)	(34,800)
Other comprehensive (loss) income	109,447	(62,520)	—	46,927

Balance at December 31, 2018	$110,055	$(62,520)	$—	$47,535

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

20.	NON-CONTROLLING INTERESTS

The net change in the non-controlling interests is as follows:

	Canopy Rivers	Vert Mirabel	Other non- material interests	BioSteel	Total
As at March 31, 2019	$280,012	$2,422	$3,051	$—	$285,485

Comprehensive (loss) income	(49,005)	7,164	—	(889)	(42,730)
Net loss attributable to redeemable noncontrolling interest	—	(4,573)	—	—	(4,573)
Share-based compensation	6,182	—	—	247	6,429
Ownership changes	1,361	—	—	887	2,248

As at December 31, 2019	$238,550	$5,013	$3,051	$245	$246,859

21.	FAIR VALUE OF FINANCIAL INSTRUMENTS

(a) Fair value of financial instrument assets and liabilities that are measured at fair value on a recurring basis

The following table summarizes the valuation techniques and key inputs used in the fair value measurement of significant level 2 financial instruments:

Financial asset / financial liability	Valuation techniques	Key inputs
Convertible senior note	Convertible note pricing model	Quoted prices in over-the-counter broker market

The following table summarizes the valuation techniques and significant unobservable inputs in the fair value measurement of significant level 3 financial instruments:

Financial asset / financial liability	Valuation techniques	Significant unobservable inputs	Relationship of unobservable inputs to fair value
Acreage financial instrument	Discounted cash flow	Intrinsic value of Acreage	Increase or decrease in intrinsic value will result in an increase or decrease in fair value
		Probability and timing of US legalization	Increase or decrease in probability of US legalization will result in an increase or decrease in fair value
		Estimated premium on US legalization	Increase or decrease in estimated premium on US legalization will result in an increase or decrease in fair value
		Control premium	Increase or decrease in estimated control premium will result in an increase or decrease in fair value
		Market access premium	Increase or decrease in estimated value to Canopy Growth will result in an increase or decrease in fair value
TerrAscend exchangeable shares	Put option pricing model	Probability and timing of US legalization	Increase or decrease in probability of US legalization will result in an increase or decrease in fair value
TerrAscend Canada term loan	Discounted cash flow	Probability and timing of US legalization	Increase or decrease in probability of US legalization will result in an increase or decrease in fair value
ZeaKal shares	Market approach	Share price	Increase or decrease in share price will result in an increase or decrease in fair value

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Financial asset / financial liability	Valuation techniques	Significant unobservable inputs	Relationship of unobservable inputs to fair value
Greenhouse convertible debenture	FinCAD model	Share price	Increase or decrease in share price will result in an increase or decrease in fair value
Good Leaf shares	Market approach	Share price	Increase or decrease in share price will result in an increase or decrease in fair value
Agripharm royalty interest and repayable debenture	Discounted cash flow	Discount rate	Increase or decrease in discount rate will result in a decrease or increase in fair value
		Future royalties	Increase in future royalties to be paid will result in an increase in fair value
SLANG Worldwide warrant	Black-Scholes option pricing model	Probability and timing of US legalization	Increase or decrease in probability of US legalization will result in an increase or decrease in fair value
Warrant derivative liability	Monte Carlo simulation model	Volatility of Canopy Growth share price	Increase or decrease in volatility will result in an increase or decrease in fair value
		Expected life	Increase or decrease in expected life will result in an increase or decrease in fair value
Bio Steel redeemable noncontrolling interest	Discounted cash flow	Discount rate	Increase or decrease in discount rate will result in a decrease or increase in fair value
		Future wholesale price and production levels	Increase in future wholesale price and production levels will result in an increase in fair value
Vert Mirabel redeemable noncontrolling interest	Discounted cash flow	Discount rate	Increase or decrease in discount rate will result in a decrease or increase in fair value
		Future wholesale price and production levels	Increase in future wholesale price and production levels will result in an increase in fair value

During the nine months ended December 31, 2019 and December 31, 2018, there were no transfers of amounts between levels.

(b) Fair value of financial instrument assets and liabilities that are not measured at fair value but fair value disclosures are required

The carrying values of cash and cash equivalents, accounts receivable, interest receivable, and trade payables and accrued liabilities approximate their fair values due to their short-term to maturity.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

22.	REVENUE

Revenues are disaggregated as follows:

	Three months ended		Nine months ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
Recreational revenue
Business to business	$53,454	$60,141	$120,556	$60,141
Business to consumer	15,242	11,477	38,980	11,477
Medical revenue
Canadian	14,765	15,931	41,965	57,198
International	18,701	2,702	47,287	8,294
Other revenue	33,384	7,452	75,770	9,836

Gross revenue	135,546	97,703	324,558	146,946
Excise taxes	11,782	14,655	33,699	14,655

Net revenue	$123,764	$83,048	$290,859	$132,291

The Company records an allowance for estimated returns and price adjustments to ensure that recognized revenue reflects the consideration that the Company expects to receive. The allowance is based on historical experience and management’s expectation of future returns and price adjustments. Net revenue reflects actual returns and the allowance for estimated returns and price adjustments in the amounts of $5,343 and $46,070 for the three and nine months ended December 31, 2019, respectively (three and nine months ended December 31, 2018 – $nil). As of December 31, 2019, the liability for estimated returns and price adjustments was $16,885 (March 31, 2019 – $nil).

23.	OTHER INCOME (EXPENSE), NET

Other income (expense), net is disaggregated as follows:

			Three months ended		Nine months ended
			December 31,	December 31,	December 31,	December 31,
	Notes		2019	2018	2019	2018
Fair value changes on other financial assets	9		(77,300)	(2,016)	(188,122)	34,567
Fair value changes on asset arising from Acreage Arrangement	9, 26		(30,000)	—	(265,190)	—
Fair value changes on convertible senior notes	14		6,726	185,796	202,566	(40,398)
Fair value change related to warrant derivative liability	26		82,512	—	749,258	—
Fair value changes on acquisition related contingent consideration			4,718	1,621	3,078	1,621
Interest income			12,348	18,643	51,529	22,195
Interest expense			(2,240)	(1,025)	(4,611)	(1,373)
Foreign currency (loss) gain			(767)	693	(9,176)	(2,264)
Gain on acquisition/disposal of consolidated entity	25	(a)(iv), 8	61,775	—	61,775	62,682
Debt issuance costs			—	—	—	(16,380)
Other income (expense), net			191	(4,854)	(483)	(6,108)

Total other income (expense), net			$57,963	$198,858	$600,624	$54,542

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

24.	INCOME TAXES

There have been no material changes to income tax matters in connection with normal course operations during the nine months ended December 31, 2019.

The Company is subject to income tax in numerous jurisdictions with varying income tax rates. During the most recent period ended and the fiscal year to date, there were no material changes to the statutory income tax rates in the taxing jurisdictions where the majority of the Company’s income for tax purposes was earned, or where its temporary differences or losses are expected to be realized or settled. Although statutory income tax rates remain stable, the Company’s effective income tax rate may fluctuate, arising as a result of the Company’s evolving footprint, discrete transactions and other factors that, to the extent material, are disclosed in these financial statements.

The Company continues to believe the amount of unrealized tax benefits appropriately reflects the uncertainty of items that are or may in the future be under discussion, audit, dispute or appeal with a tax authority or which otherwise result in uncertainty in the determination of income for tax purposes. If appropriate, an unrealized tax benefit will be realized in the reporting period in which the Company determines that realization is not in doubt. Where the final determined outcome is different from the Company’s estimate, such difference will impact the Company’s income taxes in the reporting period during which such determination is made.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

25.	ACQUISITIONS

(a) Acquisitions completed in the nine months ended December 31, 2019

The following table summarizes the consolidated statements of financial position impact on the acquisition date of the Company’s business combinations that occurred in the nine months ended December 31, 2019:

	C3	This Works	BioSteel	BCT	Spectrum UK
	(i)	(ii)	(iii)	(iv)	(iv)	Total
Cash and cash equivalents	$2,818	$1,619	$(3,534)	$7,886	$—	$8,789
Other current assets	13,326	6,484	12,662	2,481	145	35,098
Property, plant and equipment	8,345	478	391	5	895	10,114
Intangible assets
Brands	10,229	2,319	—	—	—	12,548
Intellectual property	—	164	—	422	—	586
Software and domain names	8	176	541	—	—	725
Goodwill	322,334	67,116	74,032	89,108	13,906	566,496
Accounts payable and other accrued expenses and liabilities	(4,454)	(5,691)	(3,852)	(2,168)	(923)	(17,088)
Debt and other liabilities	(3,942)	—	(2,300)	—	—	(6,242)

Net assets	348,664	72,665	77,940	97,734	14,023	611,026
Non-controlling interests	—	—	(18,733)	—	—	(18,733)

Net assets acquired	$348,664	$72,665	$59,207	$97,734	$14,023	$592,293

Consideration paid in cash	$348,664	$72,665	$47,924	$44,692	$—	$513,945
Fair value of previously held equity interest	—	—	—	37,919	14,023	51,942
Replacement options	—	—	—	1,885	—	1,885
Other consideration	—	—	11,283	13,238	—	24,521

Total consideration	$348,664	$72,665	$59,207	$97,734	$14,023	$592,293

Consideration paid in cash	$348,664	$72,665	$47,924	$44,692	$—	$513,945
Less: Cash and cash equivalents acquired	(2,818)	(1,619)	3,534	(7,886)	—	(8,789)

Net cash outflow	$345,846	$71,046	$51,458	$36,806	$—	$505,156

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

The table above summarizes the fair value of the consideration given and the fair values assigned to the assets acquired and liabilities assumed for each acquisition. Goodwill arose in these acquisitions because the cost of acquisition included a control premium. In addition, the consideration paid for the combination reflected the benefit of expected revenue growth and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets. None of the goodwill arising on these acquisitions is expected to be deductible for tax purposes.

(i) C3

On April 30, 2019, the Company acquired 100% of the shares of C3 Cannabinoid Compound Company (“C3”) for total cash consideration of $348,664. C3 is a European based biopharmaceutical company that develops, manufactures and commercializes natural and synthetic cannabinoid based active ingredients. In connection with the acquisition, the Company entered into a five year cooperation agreement with the former majority shareholder of C3, for which the Company paid $8,694 which will be expensed ratably over the contract term.

Due to the timing of this acquisition, the purchase price allocation for the C3 acquisition is provisional. The fair value assigned to the consideration paid, intangible assets and net assets acquired is based on management’s best estimate using the information currently available and may be revised by the Company as additional information is received.

(ii) This Works

On May 21, 2019, the Company acquired 100% of the shares of TWP UK Holdings Limited (“This Works”) and its subsidiary companies, This Works Products Limited, TWP USA Inc. and TWP IP Limited for total cash consideration of $72,665 (GBP 42,144). Based in London, United Kingdom, This Works is a natural skincare and sleep solutions company.

Due to the timing of this acquisition, the purchase price allocation for the This Works acquisition is provisional. The fair value assigned to the consideration paid, intangible assets and net assets acquired is based on management’s best estimate using the information currently available and may be revised by the Company as additional information is received.

(iii) BioSteel

On October 1, 2019, the Company purchased 72% of the outstanding shares of BioSteel, a North America-based producer of sports nutrition products. Initial cash consideration was $50,707 subject to certain adjustments and holdbacks such that $47,924 was advanced on closing. The purchase price will be further adjusted based on a multiple of Biosteel’s calendar 2019 net revenue. This purchase price adjustment will be accounted for as a contingent consideration liability which will be fair valued on the date of acquisition. Management has estimated that this purchase price adjustment will be nominal.

Through its voting rights, the Company controls BioSteel and therefore, the acquisition was accounted for as a business combination. The non-controlling interests of $18,733 recognized at acquisition date were recorded at their proportionate share of fair value.

Prior to September 30, 2019 the Company had advanced a total of $8,500 to BioSteel under a secured loan agreement. The acquisition resulted in an effective settlement of the loan payable of $8,500 which has been recorded as other consideration. Immediately following the October 1 acquisition the Company subscribed for additional shares of BioSteel for consideration of $14,000 which was funded through a cash advance of $10,000 and the conversion of $4,000 of the loan payable. After completing this investment the Company’s ownership interest in BioSteel is 76.7%.

The shares not purchased by the Company will be retained by certain current shareholders and management for a period of up to 5 years (the “Rollover Shareholders”). On the third anniversary of the closing Canopy Growth will have a right to purchase, and Rollover Shareholders will have a right to sell one half of the remaining interest held by the Rollover Shareholders to Canopy Growth at a specified valuation based on a multiple of Biosteel’s net revenue. On the fifth anniversary of the closing Canopy Growth will have a right to purchase, and Rollover Shareholders will have a right to sell the balance of the remaining interest held by the Rollover Shareholders to Canopy Growth at a valuation to be mutually agreed upon by the parties. The put options give rise to a liability for the Company (“BioSteel Put Liability”) and is recorded in the consolidated statements of financial position in Other long-term liabilities with an offsetting charge to equity. The BioSteel Put Liability is subsequently measured at fair value with changes in fair value recorded in Net income (loss) in the period in which they arise. On the acquisition date and December 31, 2019 the fair value of the BioSteel Put Liability was

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

estimated to be $25,000. In connection with this transaction, an amount of $143 has been recorded as an increase in equity attributable to the parent.

Due to the timing of this acquisition, the purchase price allocation for the BioSteel acquisition is provisional. The fair value assigned to the consideration paid, intangible assets and net assets acquired is based on management’s best estimate using the information currently available and may be revised by the Company as additional information is received.

(iv) BCT and Spectrum UK

Beckley Canopy Therapeutics (“BCT”) is a cannabis research and development organization in the United Kingdom which was formed in fiscal 2018 through a collaboration agreement between CHI and Beckley Research and Innovations Limited. In the fourth quarter of fiscal 2019, the Company and BCT had formed another joint venture – Spectrum Biomedical UK (“Spectrum UK”). The purpose of Spectrum UK was to become the exclusive distributor of cannabis-based medicinal products made by the Company. Since their inception the Company had been accounting for its 42% interest in BCT and its 67% interest in Spectrum UK using the equity method.

On October 11, 2019, the Company acquired all of its unowned interest in BCT to increase its total ownership of BCT’s issued and outstanding shares to 100%. Following this transaction, the Company will control both BCT and Spectrum UK, and both BCT and Spectrum UK will be accounted for as wholly-owned subsidiaries.

Cash consideration for this transaction was $57,930 of which $44,692 was advanced on closing, $1,170 is held in trust subject to finalizing purchase price adjustments, and $14,427 will be paid on October 1, 2020 and 2021 and has a fair value of $13,238.

Consideration also included 155,565 replacement options. The fair value of the replacement options was determined using a Black-Scholes model and $1,885 of the total fair value has been included as consideration paid to acquire BCT as it related to pre-combination vesting service and $1,987 of the fair value will be recognized as share-based compensation expense rateably over the post-combination vesting period.

The acquisition of the unowned interests are accounted for as business combinations achieved in stages under IFRS 3. The Company remeasured its 42% interest in BCT and its 67% interest in Spectrum UK to fair value and recognized a total gain of $39,485 which reflects the difference between the carrying value of $12,457 and the implied fair value $51,942. The fair value was estimated to be the transaction price less an estimated control premium of 5%.

The fair value of net assets acquired and consideration has been provisionally determined at December 31, 2019. Upon completion of a comprehensive valuation and finalization of the purchase price allocation, goodwill may be adjusted retrospectively to the acquisition date in future reporting periods. The consideration paid for BCT included $250 cash and 16,430 replacement options that were issued to a member of key management of the Company that was a shareholder and option holder in BCT.

(b) Finalization of S&B purchase price allocation

During the period ended December 2019, the Company completed its final assessment of the fair value of the assets acquired and liabilities assumed of Storz & Bickel. The measurement period adjustments resulted in an increase to the fair value of intangible assets of $24,990 and a corresponding decrease to goodwill. On finalization of the purchase price allocation (“PPA”), a charge to amortization expense of $2,030 was recorded in the statement of consolidated operations to reflect the increased fair value of the amortizable intangible assets acquired and related depreciation.

26.	ACREAGE TRANSACTIONS

(a) Acreage Arrangement

On June 27, 2019 (the “Effective date”) Canopy Growth and Acreage Holdings, Inc. (“Acreage”) completed a Plan of Arrangement (the “Arrangement”). Pursuant to the terms of the Arrangement, Acreage shareholders and holders of certain securities convertible into Acreage shares as of June 26, 2019, received an immediate aggregate total payment of US$300 million ($395,190) in exchange for granting Canopy Growth both the right and the obligation (the “Acreage financial instrument”) to acquire 100% of the shares of Acreage, at such time as the occurrence or waiver of changes in U.S. federal law to permit the general cultivation, distribution, and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States (the “Acreage Triggering Event”). If the Acreage Triggering Event is not satisfied or waived by December 27, 2026, the Arrangement will terminate.

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Following the occurrence, or waiver by Canopy Growth, of the Acreage Triggering Event and the satisfaction or waiver of certain customary closing conditions to the completion of the acquisition, Canopy Growth will issue to the shareholders of Acreage 0.5818 of a common share of Canopy Growth (the “Acreage exchange ratio”) for each issued and outstanding subordinate voting share of Acreage held (following the automatic conversion of other classes of Acreage shares into subordinate voting shares in accordance with the Arrangement). In the event Acreage issues more than 188,235,587 subordinate voting shares on a fully diluted basis, and Canopy Growth has not provided written approval for the issuance of such additional securities, the Acreage exchange ratio shall be the fraction, calculated to six decimal places, determined by the formula of A x B/C where:

•	“A” equals 0.5818,

•	“B” equals 188,235,587, and

•	“C” equals the aggregate number of subordinate voting shares of Acreage on a fully diluted basis at the time of acquisition.

On the Effective Date Canopy Growth also granted Acreage a non-exclusive, non-transferable, royalty-free license and right to use the intellectual property, systems and trademarks in the United States for a period of 90 months. Management has estimated the fair value of this license to be nominal.

On initial recognition, the Acreage financial instrument represented a financial asset and has been recorded at its fair value of $395,190. In the nine months ended December 31, 2019, fair value changes of ($265,190) were recognized in Other income (expense), net (see Note 23). The fair value determination includes a high degree of subjectivity and judgement, which results in significant estimation uncertainty. See Note 21 for additional details on how the fair value of the Acreage financial instrument is calculated on a recurring basis. From a measurement perspective, Canopy Growth has elected the fair value option under ASC 825 – Financial Instruments.

(b) Amendment to the Constellation Investor Rights Agreement and warrants

On November 1, 2018 Canopy Growth issued 104,500,000 common shares from treasury and two tranches of warrants to a subsidiary of Constellation Brands, Inc. (“Constellation”) in exchange for proceeds of $5,072,500 and entered into an Amended and Restated Investor Rights Agreement. The first tranche warrants (“Tranche A Warrants”) allowed Constellation to acquire 88.5 million additional shares of Canopy Growth for a fixed price of $50.40 per share. The second tranche warrants (“Final Warrants”) allowed for the purchase of 51.3 million additional shares at a price equal to the 5-day volume-weighted average price immediately prior to exercise. The Final Warrants could only be exercised if the Tranche A Warrants had been exercised in full. Both the Tranche A Warrants and the Final Warrants expire on November 1, 2021. Canopy Growth accounted for the Tranche A Warrants as equity instruments with a relative fair value of $1,505,351 and the Final Warrants as equity instruments with a nominal value.

On June 27, 2019 Constellation and Canopy Growth entered into the Second Amended and Restated Investor Rights Agreement and Consent Agreement. In contemplation of these agreements, Canopy Growth also amended the terms of the Tranche A Warrants and Final Warrants as follows:

•	Extended the term of the Tranche A Warrants to November 1, 2023 and the term of the Final Warrants to November 1, 2026.

•	The Final Warrants were also replaced by two tranches of warrants (the “Tranche B Warrants” and “Tranche C Warrants”) with different terms:

•	Tranche B Warrants allow Constellation to acquire 38.5 million shares of Canopy Growth at a fixed price of $76.68 per share.

•	Tranche C Warrants allow Constellation to acquire 12.8 million shares of Canopy Growth at a price equal to the 5-day volume-weighted average price immediately prior to exercise.

•

In connection with the Tranche B Warrants and the Tranche C Warrants, Canopy Growth will provide Constellation with a share repurchase credit of up to $1.583 billion on the aggregate exercise price of the Tranche B Warrants and Tranche C Warrants in the event that Canopy Growth does not repurchase the lesser of (i) 27,378,866 common shares, and (ii) common shares with a value of $1.583 billion, during the period commencing on June 27, 2019 and ending on the date that is 24 months after the date that Constellation exercises all of the Tranche A Warrants.

The modifications to the Tranche A Warrants resulted in them meeting the definition of a derivative instrument under ASC 815 - Derivatives and Hedging. They continue to be classified in equity as the number of shares and

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

exercise price were both fixed at inception. The extension of the term of the Tranche A Warrants resulted in additional value being attributed to those warrants. On June 27, 2019 the fair value of the Tranche A Warrants was estimated to be $2,554,503 using a Monte Carlo model and assuming a volatility of 67.7%. The Company recorded a deemed dividend of $1,049,153 in deficit related to the difference between the original and modified Tranche A warrants.

The Tranche B Warrants failed the fixed-for-fixed criterion and, as a result, the Tranche B Warrants are classified as derivative instruments measured at fair value ASC 815. On June 27, 2019 the fair value of the Tranche B Warrants was estimated to be $1,117,640 using a Monte Carlo model and assuming a volatility of 66.7%. The value of the Tranche B warrants was recorded directly in deficit as a deemed dividend. Any subsequent changes in fair value will be recorded in net income (loss). As at December 31, 2019, the fair value of the warrant derivative liability is $368,382, and a gain of $749,258 has been recorded during the nine months ended December 31, 2019 in Other income (expense), net. The fair value determination includes a high degree of subjectivity and judgement, which results in significant estimation uncertainty. See Note 21 for additional details on how the fair value of the warrant derivative liability is calculated on a recurring basis.

The Tranche C Warrants are also accounted for as derivative liabilities. Therefore, 12.8 million of the Final Warrants were derecognized and 12.8 million Tranche C Warrants were recognized as new derivative liabilities. The fair values of the Final Warrants and Tranche C Warrants both approximate $nil therefore there was no impact to shareholders’ equity. Any subsequent changes in fair value will be recorded in net income (loss).

The share repurchase credit feature is a derivative liability as Canopy Growth has an obligation to repurchase a variable number of its common shares in order to settle the liability in the future within the share repurchase period or has the option to settle the liability in cash. The fair value of this liability is nominal. The initial value of the derivative liability is a deemed dividend recorded directly in shareholders’ deficit. Any subsequent changes in fair value will be recorded in net income (loss).

27.	LEASES

The Company primarily leases office and production facilities, warehouses, production equipment and vehicles. The Company assesses service arrangements to determine if an asset is explicitly or implicitly specified in the agreement and if we have the right to control the use of the identified asset.

The right-of-use asset is initially measured at cost, which is primarily comprised of the initial amount of the lease liability, plus initial direct costs and lease payments at or before the lease commencement date, less any lease incentives received, and is amortized on a straight-line basis over the remaining lease term. All right-of-use assets are reviewed periodically for impairment. The lease liability is initially measured at the present value of lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the incremental borrowing rate. We elected to recognize expenses for leases with a term of 12 months or less on a straight-line basis over the lease term and not to recognize these short-term leases on the balance sheet. Leases have varying terms with remaining lease terms of up to approximately 30 years. Certain of our lease arrangements provide us with the option to extend or to terminate the lease early.

Lease payments included in the measurement of the lease liability comprise (a) fixed payments, including in-substance fixed payments; (b) variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date; (c) amounts expected to be payable under a residual value guarantee; and (d) the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

At inception or reassessment of a contract that contains lease and non-lease components, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

Balance Sheet location

A summary of lease right-of-use assets and liabilities are as follows:

Assets
Property, plant and equipment
Operating lease	$74,723
Finance lease	27,124

$101,847

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Liabilities
Current:
Operating lease	$25,755
Finance lease	23,373
Non-current:
Operating lease	60,223
Finance lease	4,149

$113,500

Lease expense

The components of total lease expense are as follows:

	December 31, 2019
	Three months ended	Nine months ended
Operating lease expense	$2,645	$7,512
Finance lease expense:
Amortization of right-of-use assets	374	1,122
Interest on lease liabilities	310	942

	$3,329	$9,576

Lease maturities

As of December 31, 2019, the minimum payments due for lease liabilities for each of the five succeeding fiscal years and thereafter are as follows:

	Operating Leases	Finance Leases
2021	$15,533	$23,734
2022	14,119	310
2023	12,365	310
2024	11,012	325
2025	9,572	325
Thereafter	34,324	4,835

Total lease payments	96,925	29,839
Less: Interest	(10,947)	(2,317)

Total lease liabilities	$85,978	$27,522

As of December 31, 2019, we have additional operating leases that have not yet commenced with immaterial aggregated minimum payments on an undiscounted basis.

As of December 31, 2019, future lease expense for operating leases is expected to be as follows:

2021	$14,864
2022	12,929
2023	10,835
2024	9,234
2025	7,681
Thereafter	19,180

$74,723

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

Supplemental information

Cash paid for amounts included in the measurement of lease liabilities:

	December 31, 2019
	Three months ended	Nine months ended
Operating cash flows from operating leases	$6,878	$11,745
Operating cash flows from finance leases	374	1,122
Financing cash flows from finance leases	377	1,131
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases		$15,543
Finance leases		—
Weighted average remaining lease term (in years):
Operating leases		7
Finance leases		3
Weighted average discount rate:
Operating leases		4.50%
Finance leases		4.50%

28.	SEGMENTED INFORMATION

(a) Reportable segments

The Company operates in two segments: 1) Cannabis, Hemp and Other Consumer Products, which encompasses the production, distribution and sale of a diverse range of cannabis, hemp-based, and other consumer products in Canada and internationally pursuant to applicable international and domestic legislation, regulations and permits; and 2) Canopy Rivers, a publicly-traded company in Canada, through which Canopy Growth provides growth capital and strategic support in the global cannabis sector, where federally lawful. Financial information for Canopy Rivers is included in the table below, and in Note 20.

	December 31, 2019	March 31, 2019
Ownership interest	27%	28%

Cash and cash equivalents	$63,178	$104,145
Prepaid expenses and other current assets	10,413	15,490
Investments in equity method investees	63,713	64,606
Other financial assets	154,262	181,572
Other long-term assets	23,453	17,696
Deferred tax liability	—	(6,641)
Other liabilities	(1,903)	(3,458)
Non-controlling interests	(238,550)	(280,012)

Equity attributable to Canopy Growth	$74,566	$93,398

(b) Entity-wide disclosures

All property, plant and equipment and intangible assets are located in Canada, except for $533,857 which is located outside of Canada at December 31, 2019 (March 31, 2019 – $350,125).

All revenues were generated in Canada during the three and nine months ended December 31, 2019, except for $43,029 and $100,436 respectively, related to medical cannabis and cannabis related devices and merchandise generated outside of Canada (three and nine months ended December 31, 2018 – $6,089 and $11,699, respectively).

CANOPY GROWTH CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in CDN $000’s except share amounts)

For the three months ended December 31, 2019, one customer represented more than 10% of the Company’s revenue (three months ended December 31, 2018 – one).

For the nine months ended December 31, 2019, one customer represented more than 10% of the Company’s revenue (nine months ended December 31, 2018 – one).

29.	SUBSEQUENT EVENTS

These financial statements should be read in conjunction with the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended March 31, 2020, which contain disclosures relating to subsequent events through June 1, 2020.

On June 25, 2020 the Company announced that it had entered into a proposal agreement (the “Proposal Agreement”) with Acreage to amend the terms of the arrangement (the “Existing Arrangement”) made pursuant to an arrangement agreement between the Company and Acreage dated April 18, 2019, as amended on May 15, 2019 (the “Arrangement Agreement”). Pursuant to the terms of the Proposal Agreement, the Existing Arrangement will be amended (the “Amended Arrangement”) to provide for, among other things, the following:

•

The creation of two new classes of shares in the capital of Acreage with each existing Acreage subordinated voting share (each, an “Existing Share”) being converted into 0.7 of a Fixed Share (as defined below) and 0.3 of a Floating Share (as defined below), with proportionate adjustments for the existing proportionate voting shares and existing multiple voting shares;

•

The new subordinated voting shares (the “Fixed Shares”) will have the same attributes as the Existing Shares and will continue to be listed on the Canadian Securities Exchange (the “CSE”). The Fixed Shares will be subject to the terms of the existing call option in favour of Canopy Growth at an amended exchange ratio equal to 0.3048 of a common share of Canopy Growth to be received for each Fixed Share held (reduced from 0.5818 per Existing Share pursuant to the Existing Arrangement);

•

The new floating shares (the “Floating Shares”), which Acreage will apply to have listed on the CSE, will be subject to the terms of a new call right in favour of Canopy Growth, exercisable following the occurrence or waiver of the Triggering Event at a price equal to the 30-day volume weighted average trading price of the Floating Shares on the CSE, subject to a minimum call price of US$6.41 per Floating Share, payable in either cash or Canopy Growth common shares at Canopy Growth’s option;

•	Upon implementation of the Amended Arrangement, a cash payment to Acreage shareholders and certain convertible security holders in the aggregate amount of US$37,500; and

•	An aggregate of up to 32,700,000 Fixed Shares and Floating Shares that Acreage is permitted to issue following the implementation of the Amended Arrangement.

Following the occurrence or waiver (at the discretion of the Company) of the Triggering Event and subject to the satisfaction or waiver of the conditions set out in the Arrangement Agreement (as modified in connection with the Amended Arrangement), Canopy Growth will acquire all of the issued and outstanding Fixed Shares. At the time of the occurrence or waiver of the Triggering Event, Canopy Growth will also have the right, but not the obligation, to acquire all of the issued and outstanding Floating Shares. If the occurrence or waiver of the Triggering Event does not occur within 10 years from the date the Amended Arrangement is implemented, Canopy Growth’s rights to acquire both the Fixed Shares and the Floating Shares will terminate.

In connection with the Amended Agreement, Canopy Growth has agreed to loan a wholly-owned subsidiary of Acreage (“Acreage Hempco”) up to US$100,000 pursuant to a secured debenture, of which US$50,000 will be advanced upon the implementation of the Amended Arrangement, and the remaining US$50,000 will be subject to the satisfaction of certain conditions by Acreage Hempco. The secured debenture will bear interest at a rate of 6.1% per annum, and mature 10 years from the date the Amended Arrangement is implemented or such earlier date in accordance with the terms of the secured debenture.

Implementation of the Amended Arrangement is contingent upon obtaining the requisite prior approvals of the Acreage Shareholders, the Supreme Court of British Columbia and the CSE, and certain other closing conditions.